EXHIBIT 99.8
                                 ------------

           Computational Materials prepared by Goldman, Sachs & Co.
              in connection with GSAA Home Equity Trust 2005-10,
                   Asset-Backed Certificates, Series 2005-10

WAVG DTI = 39.4


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and is not the product of the Fixed Income Research Department. This material
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


Goldman Sachs                      GSAA 05 10
==============================================================================

-------------------------------------------------------------------------------------------------
                                                  Pct. Of Pool
Combined Original      Number       Principal     By Principal    Weighted Avg.   Weighted Avg.
Loan To Value         Of Loans       Balance        Balance       Gross Coupon    Current FICO
-------------------------------------------------------------------------------------------------
30.00 & Below                  9     $1,139,525           0.17%           7.261             685
30.01 - 40.00                 15      2,143,135           0.32            6.609             667
40.01 - 50.00                 34      6,906,886           1.03            6.841             666
50.01 - 60.00                 80     17,561,970           2.61            6.741             667
60.01 - 70.00                142     34,533,345           5.13            6.478             668
70.01 - 80.00                420    112,955,280          16.79            6.640             666
80.01 - 85.00                307     91,399,064          13.59            6.745             667
85.01 - 90.00                732    186,123,081          27.66            7.033             661
90.01 - 95.00                220     60,268,029           8.96            7.297             671
95.01 - 100.00               643    159,754,572          23.75            6.647             673
-------------------------------------------------------------------------------------------------
Total:                     2,602   $672,784,886         100.00%           6.821             667
-------------------------------------------------------------------------------------------------


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Combined Original    Avg. Principal   Weighted Avg.    Weighted Avg.      Pct.      Pct. Owner
Loan To Value           Balance       Original LTV     Combined LTV     Full Doc     Occupied
-----------------------------------------------------------------------------------------------
30.00 & Below              $126,614           26.50%           26.50%      94.73%       100.00%
30.01 - 40.00               142,876           36.57            36.57       89.67        100.00
40.01 - 50.00               203,144           46.25            46.25       81.28        100.00
50.01 - 60.00               219,525           56.34            56.34       71.85         99.15
60.01 - 70.00               243,193           66.00            66.00       72.80         99.45
70.01 - 80.00               268,941           76.80            76.81       66.31         98.05
80.01 - 85.00               297,717           83.78            83.78       75.54         96.03
85.01 - 90.00               254,267           89.23            89.24       77.48         97.54
90.01 - 95.00               273,946           94.11            94.75       43.39         98.78
95.01 - 100.00              248,452           80.05            99.98       33.44        100.00
-----------------------------------------------------------------------------------------------
Total:                     $258,565           81.89%           86.69%      61.55%        98.29%
-----------------------------------------------------------------------------------------------


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                               Aug 5, 2005 12:28                    Page 1 of 1